Exhibit 4.87

ADVICE INVESTMENTS S.A
80 Broad street, Monrovia, Liberia

To:  DRYSHIPS INC of Marshall Islands (the "Corporation")
Cc:. SIFNOS SHAREHOLDERS LIMITED of Marshall Islands (the "Lender")

Dear Sirs,

RE : Notice of Sale and Transfer

Reference is made to

1
a loan agreement dated 31 March 2006 between, inter alia, the Corporation as Borrower (1) HSH NORDBANK AG as senior lender (in its capacity as a senior lender,"HSH"), (2) Bank of America N.A. as senior lender (in its capacity as a senior lender, "BANA"), (3) Unicredit Bank AG as senior lender (in its capacity as a senior lender, "Unicredit"), (4) Santander Asset Finance PLC. as senior lender (in its capacity as a senior lender, "Santander"), (5) Natixis as senior lender (in its capacity as a senior lender, "Natixis") (HSH, BANA, Santander, Unicredit and Natixis, collectively, the "Senior Lenders"); HSH Nordbank AG as senior swap bank (in its capacity as senior swap bank, "Senior Swap Bank"); HSH Nordbank AG as lead bookrunner (in its capacity as lead bookrunner, "Lead Bookrunner"); HSH Nordbank AG as agent (in its capacity as agent, "Agent"), and HSH Nordbank AG as security trustee (in its capacity as security trustee, "Security Trustee"), as amended by (i) that certain Supplemental Letter dated 15 May 2006 between the Corporation and the Agent, (ii) that certain Amending and Restating Agreement dated 23 May 2007 between, inter alia, the Corporation, the Agent and the Security Trustee, (iii) that certain Supplemental Agreement dated 27 February 2008 among, inter alia, the Corporation, the Senior Lenders, the Agent and the Security Trustee, (iv) the Supplemental Letter dated 23 April 2008 between the Corporation and the Agent, (v) the Supplemental Agreement dated 17 November 2009 between, inter alia, the Corporation, the Senior Lenders, the Agent and the Security Trustee, (vi) the Supplemental Letter dated 29 September 2010 between the Corporation and the Agent, (vii) the Supplemental Letter dated 9 February 2012 between the Corporation and the Agent, (viii) the Supplemental Letter dated 27 September 2012 between the Corporation and the Agent, (ix) the Supplemental Agreement dated 18 November 2013 between the Corporation, the Agent and the Security Trustee, (x) the Variation Agreement dated 6th September 2016 between, inter alia, the Corporation, the Senior Lenders, the Agent and the Security Trustee, (xi) the Variation Agreement dated 4 November 2016 between, inter alia, the Corporation, the Senior Lenders, the Agent and the Security Trustee; and (xii) the Variation Agreement dated 8 November 2016 between, inter alia, the Corporation, the Senior Lenders, the Agent and the Security Trustee (as otherwise amended, novated or supplemented from time to time, the "Senior Loan Agreement"), pursuant to which the Senior Lenders agreed to make available to the Corporation both term loan and short term credit facilities of (originally) up to US$518,875,000 in aggregate.;

2.
loan agreement dated 31 March 2006 between, inter alia (1) the Corporation as borrower, (2) HSH Nordbank AG and others as junior lenders (together in such capacity the "Junior Lenders"); HSH Nordbank AG as swap bank (in its capacity as swap bank the "Swap Bank"); HSH Nordbank AG as agent (in its capacity as agent the "Agent"); HSH Nordbank AG as security trustee (in its capacity as security trustee the "Security Trustee"); HSH Nordbank AG as lead bookrunner (in its capacity as lead bookrunner

ADVICE INVESTMENTS S.A
80 Broad street, Monrovia, Liberia

the "Lead Bookrunner"), as amended, restated, novated and/or (as the case may be) supplemented by (i) a supplemental letter dated 15 May 2006 between the Borrower and the Agent; (ii) an amending and restating agreement dated 23 May 2007 between, inter alia, the Borrower, the Agent and the Security Trustee; (iii) a supplemental agreement dated 27 February 2008 among, inter alia, the Borrower, the Junior Lenders, the Agent and the Security Trustee; (iv) a supplemental letter dated 23 April 2008 between the Borrower and the Agent; (v) a supplemental agreement dated 17 November 2009 between, inter alia, the Borrower, the Junior Lenders, the Agent and the Security Trustee; (vi) a supplemental letter dated 29 September 2010 between the Borrower and the Agent; (vii) a supplemental letter dated 9 February 2012 between the Borrower and the Agent; (viii) a supplemental letter dated 27 September 2012 between the Borrower and the Agent; (ix) a supplemental agreement dated 18 November 2013 between the Borrower, the Agent and the Security Trustee; (x) a variation agreement dated 6 September 2016 between, inter alia, the Borrower, the Junior Lenders, the Agent and the Security Trustee; (xi) a variation Agreement dated 4 November 2016 between, inter alia, the Borrower, the Junior Lenders, the Agent and the Security Trustee; and (xii) a variation agreement dated 8 November 2016 between, inter alia, the Borrower, the Junior Lenders, the Agent and the Security Trustee (and as otherwise amended, restated, novated and/or (as the case may be) supplemented from time to time, the "Junior Loan Agreement"), pursuant to which the Junior Lenders agreed to make available to the Borrower both term loan and short term credit facilities of (originally) up to US$110,000,000 in aggregate.

As you are aware in line with the provisions of a sale and transfer deed dated 30th November 2016 (the "Senior Transfer Deed") made among (1) the Corporation, (2) ourselves, ADVICE INVESTMENTS S.A., a Liberian corporation, as purchaser (the "Purchaser"), (3) each of the Senior Lenders, (4) the Senior Swap Bank, (5) the Lead Bookrunner, (6) the Agent and (7) the Security Trustee and a sale and transfer deed dated 30th November 2016 (the "Junior Transfer Deed") made among (1) the Corporation, (2) the Purchaser , (3) HSH Nordbank AG, as a Junior Lender (in such capacity, the "Assigning Lender"), (4) the Swap Bank, (5) the Lead Bookrunner, (6) the Agent and (7) the Security Trustee, the Senior Lenders and the Assigning Lender sold, transferred and assigned all right, title and interest in and to all of their respective rights under the Senior Loan Agreement and the Junior Loan Agreement to ourselves as Purchaser, and we as Purchaser purchased, accepted and assumed all of the rights of the Senior Lenders and the Assigning Lender under the Senior Loan Agreement and the Junior Loan Agreement We hereby notify you that in line with the provisions of a sale and transfer deed dated 30th November 2016 (the "Transfer Deed") made between the Lender and ourselves we have sold, transferred and assigned all right, title and interest in and to all of the respective rights under the Senior Loan Agreement and the Junior Loan Agreement to the Lender, and the Lender purchased, accepted and assumed all of our rights as Purchaser under the Senior Loan Agreement and the Junior Loan Agreement

This 30th day of November 2016

For and on behalf of the Purchaser
ADVICE INVETMENTS S.A

5/1 Merchants Street
Valletta
Malta
/s/ Louise Cefai
By:     Louise Cefai
Title:  Sole Director